EXHIBIT 11

                            U.S.B. HOLDING CO., INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE


           FOR THE THREE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000


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                                                                            (000's, except share amount)
                                                                        2002               2001             2000
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NUMERATOR:
    Net Income                                                         $27,034            $20,761          $19,612

    Less preferred stock dividends                                          10                 11               11
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    Numerator for basic and diluted earnings
        per common share - net income available to
        common stockholders                                            $27,024            $20,750           $19,601
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DENOMINATOR:

    Denominator for basic earnings per
        common share -  weighted average shares                     18,410,715         18,308,347        18,195,110

    Effects of dilutive securities:

        Director and employee stock options                           589,199             435,206           561,663
        Restricted stock not vested                                        --               2,064             2,164
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Denominator for diluted earnings per common
     share - adjusted weighted average shares                      18,999,914          18,745,617        18,758,937
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Basic earnings per common share                                      $   1.47            $   1.13         $    1.08

Diluted earnings per common share                                    $   1.42            $   1.11         $    1.04
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